Exhibit 8

List of CGG subsidiaries (March 31, 2016)

(Certain dormant or small subsidiaries of the Group have not been included in the list below)

French Companies	Head Office	% of interest
CGG Services SA	Massy, France	100.0
CGG Explo SARL	Massy, France	100.0
Geomar SAS	Massy, France	100.0
Sercel Holding SA	Carquefou, France	100.0
Sercel SA	Carquefou, France	100.0
Foreign Companies	Head Office	% of interest
CGG Holding BV	Amsterdam, Netherlands	100.0
CGG Marine BV	Amsterdam, Netherlands	100.0
CGG Data Management (Netherlands) BV	Montfoort, Netherlands	100.0
CGG Services (NL) BV	Gravenhage, Netherlands	100.0
De Regt Marine Cables BV	Krimpen aan de Lek, Netherlands	100.0
CGG Electromagnetics (Italy) Srl	Milan, Italy	100.0
CGG International SA	Geneva, Switzerland	100.0
CGG Data Services AG	Zug, Switzerland	100.0
CGG Geoscience GmbH	Zug, Switzerland	100.0
Wavefield Inseis AS	Oslo, Norway	100.0
CGG Marine Resources Norge AS	Oslo, Norway	100.0
CGG Geo Vessels AS	Oslo, Norway	100.0
CGG Services (Norway) AS	Oslo, Norway	100.0
Exploration Investment Resources II AS	Oslo, Norway	100.0
Exploration Vessel Resources II AS	Oslo, Norway	100.0
CGG Services (UK) Limited	Crawley, United Kingdom	100.0
CGG Data Management (UK) Limited	Crawley, United Kingdom	100.0
CGG Jason (UK) Limited	Crawley, United Kingdom	100.0
CGG NPA Satellite Mapping Limited	Crawley, United Kingdom	100.0
CGG Seismic Imaging (UK) Limited	Crawley, United Kingdom	100.0
Robertson (UK) Limited	Crawley, United Kingdom	100.0
Robertson Geospec International	Crawley, United Kingdom	100.0
Veritas Caspian LLP	Almaty, Kazakhstan	50.0
CGG do Brasil Participaçoes Ltda	Rio do Janeiro, Brazil	100.0
Veritas do Brasil Ltda	Rio do Janeiro, Brazil	100.0
LASA Prospeccoes SA	Rio do Janeiro, Brazil	100.0
CGGVeritas Services de Mexico SA de CV	Mexico City, Mexico	100.0
CGG Geoscience de Mexico SA de CV.	Mexico City, Mexico	100.0
Exgeo CA	Caracas, Venezuela	100.0
CGG Holding (U.S.) Inc.	Houston, United States	100.0
CGG Services (U.S.) Inc.	Houston, United States	100.0
CGG Land (U.S.) Inc.	Houston, United States	100.0
Viking Maritime Inc.	Houston, United States	100.0
CGG Canada Services Ltd	Calgary, Canada	100.0
CGG Services (Canada) Inc.	Calgary, Canada	100.0
CGG Services (Australia) Pty Ltd	Perth, Australia	100.0
CGG Ground Geophysics (Australia) Pty Ltd	Perth, Australia	100.0
PT CGG Services Indonesia	Jakarta, Indonesia	95.0
CGG Services India Private Ltd	Navi Mumbai, India	100.0

French Companies	Head Office	% of interest
CGG Technology Services (Beijing) Co. Ltd	Beijing, China	100.0
CGG Geoscience (Bejing) Ltd	Beijing, China	100.0
CGG Services (Singapore) Pte Ltd	Singapore	100.0
CGG Vostok	Moscow, Russia	100.0
Compagnie Generale de Geophysique (Nigeria) Ltd	Lagos, Nigeria	100.0
CGG Airborne Survey (Pty) Ltd	Sandton, South Africa	100.0
Sercel England Ltd	Edimburgh, United Kingdom	100.0
Sercel-GRC	Tulsa, United States	100.0
Sercel Inc.	Houston, United States	100.0
Sercel Canada Ltd	Calgary, Canada	100.0
Sercel Australia Pty Ltd	Sydney, Australia	100.0
Hebei Sercel-Junfeng Geophysical	Hebei ,China	51.0
Sercel (Beijing) Technological Services Co. Ltd	Beijing, China	100.0
Sercel Singapore Pte Ltd	Singapore	100.0
De Regt Germany GmbH	Dortmund, Germany	100.0

Each of our subsidiaries listed above is organised in the country in which its head office is located, and each such subsidiary does business under its registered name.